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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the captions "Selected Consolidated Financial and Operating Data", "Summary Consolidated Financial and Operating Data" and "Experts" and to the inclusion of our report dated June 5, 1995 relating to the financial statements of Metromedia Fiber Network, Inc. (formerly National Fiber Network, Inc.) for the year ended December 31, 1994 in the Registration Statement (No. 333-33653 on Form S-1) and related Prospectus as amended on October 28, 1997 and incorporated by reference into this Registration Statement on Form S-1.

                                          Richard A. Eisner & Company, LLP

New York, New York

October 28, 1997